LIMITED RESOURSE PROMISSORY NOTE




                                                                 July 31, 2000
 $7,741,378.90                                                New York, New York


FOR VALUE RECEIVED, Energy Systems Investors, L.L.C., a Delaware limited liability company with its offices at 920 Park Avenue, Apt. 4D, New York, New York 10028, Attn: Lawrence I. Schneider (the "Maker") promises to pay to the order of U.S. Energy Systems, Inc., a Delaware corporation or any subsequent holder of this Note (the "Payee") on July 30, 2001, at its offices located at U.S. Energy Systems, Inc., 515 N. Flagler Drive, Suite 702, West Palm Beach, Florida 33401, or at such other location as Payee may designate in writing from time to time, the principal sum of Seven Million Seven Hundred Forty-One Thousand Three Hundred Seventy-Eight and 90/100 ($7,741,378.90) Dollars, together with interest from August 1, 2000 on the unpaid principal balance at the rate of nine and one-quarter percent (9.25%) per annum. Interest shall be payable in arrears on July 31, October 31, January 31, and April 30 of every year commencing October 31, 2000, with any unpaid interest to be paid at maturity, whether by acceleration or otherwise. Upon maturity, whether by acceleration, or otherwise, this Note shall bear interest at the rate which shall be twelve percent (12%) per annum, but not more than the maximum rate allowed by law. All interest calculations hereunder shall be calculated based on a 365 day year and on the number of days actually elapsed. Payments of principal and interest shall be made in lawful money of the United States of America in immediately available funds. The obligations evidenced by this Note are secured by the Pledge Agreement dated as of the date hereof between the Maker and the Payee (the "Pledge Agreement"). This Note has been issued by Maker in connection with its exercise of the balance of an option to acquire an aggregate of 888,888 shares of Series A Convertible Preferred Stock (the "Series A Stock") of U.S. Energy Systems, Inc. ("USE"), such option having previously been exercised to acquire an aggregate of 27,778 shares of Series A Stock.

                  1. EVENTS OF DEFAULT. The occurrence of any of the following events will be deemed to be an Event of Default under this Note: (a) the Maker shall fail to make any payment of principal or of interest on this Note when due and such payment is not received by the Payee within five days after notice of such failure is given to Maker; (b) the Maker shall fail, beyond any applicable notice, grace or cure period, to make any payment or shall fail to keep, observe, comply with or perform any term, provision, covenant, warranty, agreement, condition or undertaking on its part required to be paid, complied with or performed or observed, by the provisions of this Note, the Pledge Agreement or any of the other agreements, documents or instruments executed and/or delivered by the Maker to the Payee in connection with the execution of this Note or the Pledge Agreement; (c) the Maker shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking


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reorganization,  arrangement, adjustment, winding-up, liquidation,  dissolution, composition,  or other relief with respect to its debts; (ii) commence any case,
proceeding  or  other  action  seeking  appointment  of  a  receiver,   trustee,
custodian, or other similar official for it or for all or any substantial part of its assets; or (iii) make a general assignment for the benefit of its creditors; (d) there shall be commenced against the Maker by any person any case, proceeding or other action of a nature referred to in clause (c) above that results in the entry of an order for relief or any such adjudication or appointment, and such order, adjudication or appointment remains undismissed, undischarged, or unbonded for a period of thirty (30) days; or (e) there shall be commenced against the Maker by any person any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof; (f) the Maker shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (a), (b), (c), (d) and (e) above; or (g) the Maker shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

         If an Event of Default shall have occurred and be continuing, Payee may declare this Note immediately due and payable in full, both as to principal and accrued interest without any further notice to the Maker, and Payee may proceed to exercise and enforce any and all of the rights and remedies available to it hereunder and at law or in equity.

                  2. LIMITED RECOURSE. (a) Payee hereby covenants and agrees for itself, its successors and assigns (this covenant to be binding upon any future holder or holders of the Note and upon any and all persons making a claim of any kind against the Maker arising out of the Note), that, except to the extent otherwise provided in this paragraph 2, Payee or any future holder or holders of the Note shall enforce payment of any obligation or warranty contained in this Note, solely from (i) the Pledged Collateral (as such term is defined in the Pledge Agreement) and (ii) not more than $100,000 of the Maker's other assets
(i.e., excluding the Pledged Collateral), and that except as set forth in this paragraph 2, no deficiency, after applying the net proceeds of any foreclosure or other sale or disposition (judicial or otherwise) of the pledged, mortgaged, hypothecated, or assigned property against any and all amounts due under the Note, shall ever be asserted against the Maker, or in any manner realized upon the personal liability of the Maker.

                           (b)  The  provisions  of paragraph  2(a) shall not,
however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by the Pledge Agreement; (ii) impair the right of Payee to name Maker as a party defendant in any action or suit for foreclosure and sale under the Pledge Agreement; nor (iii) impair the enforcement of the Pledge Agreement.

                  3. OPTIONAL PREPAYMENTS. The Maker shall have the right to prepay all or any part of this Note at any time or from time to time without penalty. All such prepayments shall be first applied to accrued costs, expenses and fees, if any, on the Note and/or

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the  Pledge  Agreement  then to  interest  due on the  Note  and/or  the  Pledge
Agreement, and then to the reduction of the principal amount of this Note.

                  4. WAIVER OF JURY TRIAL. THE MAKER IRREVOCABLY WAIVES ANY AND ALL RIGHTS THE MAKER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR THE PLEDGE AGREEMENT. THE MAKER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY. THE MAKER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE WAIVER OF JURY TRIAL, AND HAS BEEN ADVISED BY COUNSEL AS NECESSARY OR APPROPRIATE.

                  5. MAXIMUM RATE OF INTEREST. NOTHING CONTAINED HEREIN OR IN ANY INSTRUMENT OR TRANSACTION RELATED HERETO, SHALL BE CONSTRUED OR OPERATE AS TO REQUIRE THE MAKER, TO PAY INTEREST, OR ANY CHARGE IN THE NATURE OF INTEREST, IN AN AMOUNT OR AT A RATE WHICH EXCEEDS THE MAXIMUM RATE OF INTEREST ALLOWED BY APPLICABLE LAW RELATING TO USURY. IN THE EVENT THAT PAYEE DETERMINES THAT CHARGES AND FEES INCURRED IN CONNECTION WITH THIS NOTE MAY UNDER SUCH APPLICABLE LAWS CAUSE THE INTEREST RATE HEREON TO EXCEED THE MAXIMUM RATE ALLOWED BY LAW, THEN SUCH INTEREST SHALL BE RECALCULATED AND ANY AMOUNT IN EXCESS OF THE MAXIMUM INTEREST PERMITTED BY LAW SHALL BE APPLIED TO REDUCE THE PRINCIPAL AMOUNT OF THE NOTE. IT IS THE INTENT OF THE PARTIES HERETO THAT UNDER NO CIRCUMSTANCES SHALL THE MAKER OR ANY OTHER PERSON LIABLE FOR THE PAYMENT OF THIS NOTE BE REQUIRED TO PAY, NOR SHALL PAYEE BE ENTITLED TO COLLECT, ANY INTEREST WHICH IS IN EXCESS OF THE MAXIMUM LEGAL RATE PERMITTED UNDER SUCH APPLICABLE LAW. PAYEE MAY, IN DETERMINING THE MAXIMUM RATE OF INTEREST ALLOWED UNDER APPLICABLE LAW, AS AMENDED FROM TIME TO TIME, TAKE ADVANTAGE OF ANY STATE OR FEDERAL LAW, RULE OR REGULATION IN EFFECT FROM TIME TO TIME WHICH MAY GOVERN THE MAXIMUM RATE OF INTEREST WHICH MAY BE RESERVED, CHARGED OR TAKEN. THE MAKER AND THE PAYEE HAVE AGREED THAT NEW YORK LAW SHALL GOVERN ALL CONSIDERATIONS AND DETERMINATIONS WITH REGARD TO USURY.

                  6.       MISCELLANEOUS.

                           (a)      No delay or omission of Payee  to  exercise
any right or power arising hereunder or by law shall impair any such right or power or be considered to be a waiver of any such right or power, nor shall Payee's action or inaction impair any such right or power. No remedy conferred upon or reserved or available to Payee shall be exclusive of any other

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

remedy or remedies available to it, but each and every remedy shall be cumulative and shall be in addition to every such remedy now or hereafter existing at law or in equity. Any right or power of Payee may be exercised from time to time and as often as may be deemed expedient by it. The Maker agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by Payee in the enforcement of its rights with respect to this Note and any security therefor (including pursuant to the Pledge Agreement), including without limitation, reasonable fees and expenses of Payee's counsel. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect.

                           (b)      The  Maker and all other parties who  at any
time may be liable hereon in any capacity, jointly or severally, waive presentment, demand for payment, protest and notice of dishonor of this Note and authorize the holder hereof, without notice, to grant extensions in the time of payment of and changes in the rate of interest pursuant to Section 5 hereof on any moneys owing on this Note. The Maker also waives all defenses based on suretyship or impairment of collateral.

                           (c)      This  Note  shall be  binding upon the Maker
and its respective successors and assigns.

                           (d)      Any  notice or  request hereunder  shall be
given by hand delivery, overnight courier, or registered or certified mail, return receipt requested. Any notice or other communication required or permitted pursuant to this Note shall be deemed given (i) when personally delivered to any party or any officer of the party to whom it is addressed, (ii) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (iii) upon actual receipt thereof when sent by a recognized overnight delivery service.

                           (e)      Caption headings  in  this  Note  are  for
convenience only and are not to be used to interpret or define the provisions of this Note.

                           (f)      This Note has been delivered to and accepted
by Payee and will be deemed to be made in the New York State. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF PAYEE AND THE MAKER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCLUDING ITS CHOICE OF LAWS RULES.

                                        ENERGY SYSTEMS INVESTORS, L.L.C.


                                   By: Henry Schneider
                                       -------------------------
                                       Henry Schneider, Manager